SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2009

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2009, Tracy Taylor tendered his resignation as Chairman of the Board of Directors of Urigen Pharmaceuticals, Inc. (the “Company”) effective June 30, 2009.

On June 11, 2009, the Company’s Board of Directors appointed Michael Goldberg to serve as a Director of the Company to fill the vacancy that will be created by Mr. Taylor’s resignation. The Company’s Board of Directors determined to leave the position of Chairman vacant at this time.

Michael M. Goldberg M.D., M.B.A. – Director

           Dr. Goldberg, age 50, currently is a managing partner of Montaur Capital Partners, an investment firm, a position he has held since January 2007. From August 1990 to January 2007, Dr. Goldberg was Chairman and Chief Executive Officer of Emisphere Technologies. Prior to this, Dr. Goldberg was a Vice President for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. Dr. Goldberg has served as a Director of Adventrx Pharmaceuticals, Inc. (AMEX:ANX) since January 2004. He received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.
Urigen Pharmaceuticals, Inc.

Date: June 12, 2009	By:	/s/ Martin E. Shmagin
Martin E. Shmagin
Chief Financial Officer